EXHIBIT 10.8b

NOTE PURCHASE AND ASSIGNMENT AGREEMENT

This NOTE PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) is dated January 3, 2018, by and between George Nesemeier and Robert J. Runck (“Seller”), L2 Capital, LLC (“Buyer”), and El Capitan Precious Metals, Inc. (the “Company”).

WHEREAS, the Company issued that certain 18% promissory note to the Seller on February 4, 2015, in the principal amount of $33,000.00 (the “Original Note”). A true and correct copy of the Original Note is attached hereto as Exhibit “A”; and

WHEREAS, at least $47,118.46 remain outstanding under the Original Note (the “Balance”), consisting of $38,940.00 of principal and $8,178.46 of accrued interest; and

WHEREAS, the Balance is currently outstanding; and

WHEREAS, Seller has been the sole and continuous owner of the Original Note since the issuance date identified above; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from Seller, the Balance.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, as well as other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties mutually agree as follows:

PURCHASE AND SALE OF THE NOTE

Subject to the terms and conditions contained in this Agreement, at the Closing, the Seller hereby absolutely and irrevocably sells, assigns, conveys, contributes, and transfers to the Buyer, and the Buyer agrees to purchase from the Seller, the Balance and all Seller’s rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

1.	CONSIDERATION

1.1          Purchase Price. The purchase price for the Balance shall be the Buyer’s payment of $47,118.46 (the “Purchase Price”) to the Seller by wire transfer of immediately available funds, in accordance with the wiring instructions on Exhibit “B” hereto.

2.	CLOSING

2.1          Closing Date. The closing of the assignment of the Balance contemplated by this Agreement shall take place on or before January 3, 2018 (the “Closing Date”), or at any other mutually agreed upon time by the parties hereto.

2.2          Closing Procedure. The Buyer and the Seller agree that, at or before the Closing Date, they shall perform all such acts and execute and deliver all such documents which are, in the opinion of the Buyer or its counsel, necessary to carry out the terms and conditions of this Agreement, including, but not limited to, the delivery of the Original Note to the Buyer and the payment of the Purchase Price to the Seller, subject to the conditions in this Agreement.

2.3          Conditions to Closing. The closings shall be subject to satisfaction of certain conditions on each respective Closing Date, including but not limited to (i) the representations and warranties of the Seller contained in Section 3 hereof shall then be true in all respects, (ii) the representations and warranties of the Buyer contained in Section 5 hereof shall then be true in all respects, (iii) the Buyer shall have wired the Purchase Price to the Seller.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants as follows:

3.1          Status of the Seller and the Original Note. The Seller is the beneficial owner of the Original Note, and the Original Note is free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The Original Note is currently outstanding in the amounts described above and the Seller is informed by the Company that the Original Note represents a bona fide debt obligation of the Company.

3.2          Authorization; Enforcement. (i) Seller has all requisite legal right, corporate power, and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to sell the Original Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby (including, without limitation, the sale of the Original Note to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

3.3          Original Note; Amount of Indebtedness. The Seller warrants and represents that the Original Note and the amendments attached hereto are true, correct, and complete copies of the Original Note, that the Original Note have not been amended except by the amendments attached hereto, and that balance outstanding under the Original Note is at least $47,118.46 in the aggregate, as of the date hereof, as described above.

3.4          True as of Closing Date. The Seller warrants and represents that the warranties and representations contained in this Section 3 are true and correct in all respects as of the Closing Date.

3.5          No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Original Note to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller is subject) applicable to Seller or the Original Note is bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

3.6          Sophisticated Seller. Seller is a sophisticated seller with respect to the Original Note, has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Original Note, and has independently and without reliance upon Buyer made its own analysis and decision to enter into this Agreement and sell the Original Note. Seller has been given the opportunity to obtain such information necessary to make an informed decision regarding the sale of the Original Note and for Seller to evaluate the merits and risks of the sale of the Original Note. Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this sale and make an informed decision to sell the Original Note. Seller is not relying on any representation, warranty, covenant or statement made by the Buyer or the Company in connection with the sale of the Original Note except as contained herein. Seller is not in possession of any material non-public information concerning the Company.

3.7          Title; Rule 144 Matters; Non-Affiliate. Seller has good and marketable title to the Original Note, free and clear of all liens, restrictions, pledges and encumbrances of any kind. The Seller is not now, and has not been during the preceding 90 days, an officer, director, 10% or more shareholder of the Company or in any other way an “affiliate” of Company, as that term is defined in Rule 144(a)(1) adopted pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

3.8          Accredited Investor. The Seller warrants and acknowledges that the Seller is an accredited investor within the meaning of Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

4.	CONSENT AND ACKNOWLEDGMENT OF THE COMPANY.

4.1          The Company, as evidenced by its signature at the foot of this Agreement, hereby represents and warrants that, upon delivery to the Company of the Original Note and this Agreement, the Company shall promptly cause to be issued to and in the name of Buyer one of more new executed Notes (the “Note”) (in the form attached hereto as Exhibit “C”), if requested by the Buyer, in the aggregate amount of $47,118.46. The Note may contain the same restrictive legend as provided in the Original Note, but no stop transfer order. The Original Note is currently outstanding in the entire amount stated above and represents a bona fide debt obligation of the Company.

4.2	The signature by the Company also represents the Company’s agreement to:

(a)	treat Buyer as a party to, and having all the rights of the Seller with respect to, the portion of the Original Note acquired by the Buyer pursuant to this Agreement; and

(b)
provide the Transfer Agent with an updated share reservation letter which designates Buyer as the beneficial owner of the Note and reserves a sufficient amount of Common Stock with the Transfer Agent under the Buyer’s name to satisfy the Company’s reserve obligations under the Note, and to provide the Transfer Agent with any other form of confirmation, through electronic mail or otherwise, to approve of the new reserve amount; and

(c)
provide the Transfer Agent with a blanket board resolution approving issuances to the Buyer under the Note in accordance with the notice of conversion(s) provided to the Company and Transfer Agent by the Buyer; and

(d)
approve, execute any necessary documentation, and send any necessary form of confirmation, through electronic mail or otherwise, to the Transfer Agent, to effectuate the conversion of the Note by Buyer.

4.3          The Company represents and warrants that the Original Note, as issued to Seller, was duly issued as a “restricted security” and in conformity with a claim of exemption to the registration and qualification requirements provided by Section 4(2) of the Securities Act, and one or more other exemptions as provided by the 1933 Act and applicable state securities laws.

5.	REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER.

The Buyer hereby represents warrants and acknowledges as follows:

5.1          Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the purchase of the Original Note, has had substantial experience in previous private and public purchases of securities, has the ability to bear the economic risks of the purchase of the Original Note, and can afford a complete loss of such investment. The Buyer has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Original Note, and has independently and without reliance upon the Seller made its own analysis and decision to enter into this Agreement and purchase the Original Note. Buyer has been given the opportunity to obtain such information necessary to make an informed decision regarding the purchase of the Original Note and for Buyer to evaluate the merits and risks of the purchase of the Original Note. Buyer is not relying on any representation, warranty, covenant or statement made by the Seller or the Company in connection with the purchase of the Original Note except as contained herein. Buyer is not in possession of any material non-public information concerning the Company.

5.2          Authorization; Enforcement. (i) Buyer has all requisite legal right, corporate power, and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase the Original Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Original Note by the Buyer) have been duly authorized by the Buyer and no further consent or authorization of the Buyer or its members is required, (iii) this Agreement has been duly executed and delivered by the Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

5.3          No General Solicitation. The Buyer is not purchasing the Original Note as a result of any advertisement, article, notice, or other communication regarding the Original Note published in any newspaper, magazine, or similar media, or broadcast over the television or radio, or presented at any seminar or any other general solicitation or general advertisement.

5.4          No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Buyer is subject) applicable to Seller or the Original Note is bound or affected. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self- regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

5.5          Accredited Investor. The Buyer warrants and acknowledges that the Buyer is an accredited investor within the meaning of Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

5.6          True as of Closing Date. The Buyer warrants and represents that the warranties and representations contained in this Section 5 are true and correct in all respects as of the Closing Date.

6.	MISCELLANEOUS

6.1          Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the Seller and the Buyer hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by any reason of this Agreement.

6.2          Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered via electronic mail:

(a)	If to the Buyer to: L2 Capital, LLC
8900 State Line Rd., Suite 410
Leawood, KS 66206
E-mail: investments@ltwocapital.com

(b)	If to the Seller to:

George Nesemeier and Robert J. Runck

E-mail:

6.3          Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4          Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.5          Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6          Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7          Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Nevada, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state or federal courts of Johnson County, Kansas. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

6.8          Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9          Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

6.10          Indemnification. Any party hereto, that breaches the representations and warranties contained in this Agreement that pertain to that party, shall indemnify and hold the non-breaching parties harmless from any and all liabilities, claims, lawsuits or costs associated with such liabilities, claims or lawsuits, including attorneys’ fees.

6.11          Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby, except as provided for herein.

6.12          Additional Assurances. The Seller agrees to furnish to the Buyer, promptly upon the Buyer’s written request therefor, such additional documents or instruments, if any, in connection with the sale of the Original Note to the Buyer, the Company or its agent may require that the sale of the Original Note be recorded and recognized as such sale and transfer.

6.13           Attorneys’ Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

6.14          Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:

GEORGE NESEMEIER AND ROBERT J. RUNCK

By:	/s/ George Nesemeier
Name: George Nesemeier

By:	/s/ Robert J. Runck
Name: Robert J. Runck

BUYER:

L2 CAPITAL, LLC

By:	/s/ Adam Long
Name: Adam Long
Title: Managing Partner

ACCEPTED AND AGREED:

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John Stapleton
Name: John Stapleton
Title: Chief Executive Officer

EXHIBIT A

(see attached)

EXHIBIT B

Account Name:1	George Nesemeier

ABA Routing Number:	121000248

Account Number:	4224401880

Bank Name:	Wells Fargo Bank

ACCEPTED AND AGREED:

GEORGE NESEMEIER AND ROBERT J. RUNCK

By:	/s/ George Nesemeier
Name: George Nesemeier

By:	/s/ Robert J. Runck
Name: Robert J. Runck

NON-AFFILIATION LETTER

January 3, 2018

Ladies and Gentlemen:

Please let this letter serve as confirmation that neither George Nesemeier nor Robert J. Runck, is now, or has been during the immediately preceding 90 days, an officer, director, 10% or more shareholder of El Capitan Precious Metals, Inc. (the “Company”), or in any other way an “affiliate” (as that term is defined in Rule 144(a) (1) adopted pursuant to the Securities Act of 1933, as amended) of the Company.

Very truly yours,

GEORGE NESEMEIER AND ROBERT J. RUNCK

By:	/s/ George Nesemeier
Name: George Nesemeier

By:	/s/ Robert J. Runck
Name: Robert J. Runck

ACCEPTED AND AGREED:

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John Stapleton
Name: John Stapleton
Title: Chief Executive Officer